SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

1

Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated October 22, 2012, entitled-"SILVER FALCON MINING, INC. (SFMI) APPOINTS MR. PAUL PARLIAMENT AS A MEMBER OF ITS BOARD OF DIRECTORS."

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) APPOINTS MR. PAUL PARLIAMENT AS A MEMBER OF ITS BOARD OF DIRECTORS.

Bradenton, Florida-October 22, 2012- Silver Falcon Mining, Inc. (SFMI) announces that Mr. Paul Parliament has joined its Board of Directors.

With his understanding of financial structuring obtained from his 28+ years as a successful real estate developer, Mr. Parliament brings this expertise and business acumen to assist in SFMI’s planning for the future.

As President of  “Marsadi Layne Properties, Inc.,” “The Parliament Corporation,” “P.D.P Developments, Inc.,” and “The Parliament Apartment Corporation,” Mr. Parliament has a vast knowledge of property acquisitions, corporate finance, planning, permitting, staffing, and management.

Paul Parliament, Director, states, “I’m very excited to be part of the SFMI board.  This furthers my commitment from being a large shareholder to being an integral part of the ongoing success at SFMI.  I look forward to acting as a vital part of the board, working directly with the other members, and to help SFMI choose the best practices to insure unbridled successes going forward.”

Mr. Parliament has been a shareholder of Silver Falcon Mining, Inc. since its inception, November, 2007.  He has provided direct investments into the Company, which has helped management achieve certain operational milestones to date.

Mr. Pierre Quilliam, Chairman of the Board, States, “As Chairman, I thank Paul for accepting the invitation to be part of SFMI’s Board of Directors. I believe his understanding of corporate finance and related issues will be value added to SFMI.  Paul has been a vital source of capital infusions to SFMI since the onset of our operations and a dedicated large shareholder.”

Mr. Parliament resides with his wife and three children in, Niagara on the Lake, Ontario, Canada.

The members of the board as of this appointment are, Paul Parliament, Pierre Quilliam, Christian Quilliam, Lewis Georges Allan Breitkreuz, Denise Quilliam, and Tom Ridenour.

About Silver Falcon Mining, Inc.

SFMI has mineral rights to approximately 1,200 acres on War Eagle Mountain in southern Idaho; Its Diamond Creek Mill is situated at the foot of War Eagle Mountain and is serviced by 6.2 miles of paved roads from State Highway 78. It maintains year round access to the Sinker Tunnel to facilitate underground mining of the rich veins crisscrossing the mountain above it and providing the area population, with employment and services.

Silver Falcon Mining, Inc., $SFMI, cautions that the statements made in this press release constitute forward looking statements, and not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: October 22, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer